Exhibit 10.1

Joined Cooperation Agreement

Party A：Zhongshan WINHA Electronic Commerce Company Limited

Party B：

According to the Contract Law of the People's Republic of China and other relevant laws and regulations, compliance with the principle of equality, voluntary, fair and good faith , through friendly consultation, Party A signed the following agreement with Party B about the matters of joined cooperation, both Parties shall keep promise and execute together.

Article 1: Customer Information

Name
ID card No.
Franchised outlet address
Franchised outlet area

Article 2: Cooperation Authorization

Party A authorized Party B to use the trademark, name, logo and other business resources within the limits of the franchise, Party B engages the business activities in a unified operating system in accordance with the provisions in the contract, then pays the franchise fees(means initial fee) to franchiser. At the same time, Party A shall designate the commodity suppliers for Party B.

Article 3: Cooperation Period

This contract is valid for 5 years, from ______________ to _____________, Party B will enjoy the priority to renew the contract upon a written application within 60 days before the expiration of the contract.

Article 4: Rights and Obligations of Party A

1. Party A authorizes Party B to use the company's trademark, name and logo.

2. Party A shall provide commodity suppliers to Party B, and Party B shall purchase the goods from suppliers introduced by Party A.

3. Party A shall cooperate with Party B in the process of shop site selection, decoration, purchasing shop-opening equipments, providing related business training and other matters.

4. Party A has the obligation to provide answers and directions for Party B to solve Party B's problems through telephone, fax, e-mail, etc.

5. Party A has the right to supervise and manage the business of Party B, which mainly includes: whether Party B conducts business within the scope and area as stipulated herein; whether Party B purchases goods and operates business pursuant to joining requirements regulation. If Party B violates the regulations, while could not reach an agreement through consultation, Party A will not return the various joining fees, and shall withdraw authorization and agreement to declare invalidity of the cooperation.

6. If Party B transfers its franchise store, Party A has the right of first refusal, the transfer price of the franchise store shall be subject to the market price.

Article 5: Rights and Obligations of Party B

1. Party B shall exercise franchise rights within the scope designed by Party A.

2. Party B shall use trademarks, names, logos and others in accordance with the unified standards ruled by Party A.

3. During the operation of Party B, Party B shall not use any content or form of trademarks and not change or modify Party A's logo without the consent of Party A.

4. According to requirements of the agreement, Party B shall pay Party A cooperation fees timely.

5. Party B shall perform franchising projects within the scope of cooperation in accordance with the contract requirements.

6. Party B would enjoy the results relating to Party A's overall advertising and large PR activities.

7. Party B shall be confidential to information intellectual property rights, such as the joining cooperation agreement, empirical methods provided by Party A and shall not a transfer or impart to others without authorization.

8. Party B shall not cease the business operation and change the premise without authorization, in case ceased for some reason, Party B shall timely notify Party A, or otherwise deemed to be a breach.

9. Party B promises Party A: to maintain Party A`s image, not to do any behaviors that damage Party A's interests; to standardize business behavior and reasonably handle the relationships among all parties, in case any problem, contact Party A timely for solution.

10. Party B shall complete the decoration of franchise store within one month from the signing date of this contract.

Article 6: Standards of Joining Fee

Category of city	First-tier City			Second-tier City			Third-tier City and Below
Size	100 m2 and below	100-2 00 m2	200-3 00m2	100 m2 and below	100-20 0m2	200-30 0 m2	200 m2 and below	200- 300 m2
Management Fees/Month	70000 Yuan	80000 Yuan	10000 0 Yua n	50000 Yuan	60000 Yuan	70000 Yuan	40000 Yuan	5000 0 Yua n
Franchise Fee	600000 Yuan			550000 Yuan			450000 Yuan

Article 7: Initial Fee and Payment Mode

1. The initial fees and management fees shall be calculated since March 1, 2016, Party B shall pay __________________________Yuan (Capitalization: _________________________________ YUAN) to Party A as initial fees within 60 days from the date of signing the contract.

2. Party B shall pay RMB________ Yuan to Party A as the management fees for introducing the supplier in the first month while paying the initial fees.

3. Party B shall pay the management fees to Party A before the 10th of every month since the second month, and the fees are _________ Yuan per month.

Article 8: Provisions of Default

1. Default provisions:

1.1 During the performance of the contract, if Party A has default activities, Party

A shall return all initial fees to Party B.

1.2 During the performance of the contract, if Party B has default activities, Party A has the right to ask for Party B 's compensating for the loss, and not return the initial fees and management fees.

1.3 If the default party made any reputation, economic and other losses to the other party, it should compensate the other party in accordance with the law, and meanwhile the other party has the right to unilaterally terminate this contract. The default party shall not undertake similar business within 2 years.

2. After jointed and paid the initial fees, Party B could not apply for withdrawal during the contract period. At the same time, Party B shall make the survey for the local market before joining, combing with their social background and business operation ability (it depends on the certain circumstances) to avoid wasting the unnecessary labor, material and financial resources of both Parties.

3. During the operating process, Party B shall not use any other content or form of a trademark, and shall not make any change or amendment to the trademark of Party A without the Party A's approval, if any of circumstances above occurs, Party A has the right to order Party B to amend it; if Party B failed to amend within the limit period, it shall undertake the relevant economic and legal responsibility.

Article 9: Document Exchange

1. The significant or normal notice that relevant to the both Parties shall be made in writing, if not, the documents shall be deemed to be invalid.

2. The formal document exchange of both Parties shall be taken the form of fax, registered letter or EMS, and shall be deemed to be valid if complies with one of following requirements:

①        with common seal or financial seal.

②	with the signature of the legal representative. Article 10: Dispute Resolution
Disputes occurred during the performance of the contract shall be settled through friendly negotiation of both Parties. If failed, either Party has the right to sue to the People's Court where Party A locates.

Article 11: Other contractual matters:                                                                                                                .

Article 12: Party B shall give notice to Party A in writing timely when its address, contacts and other relevant information have changed.

Article 13: For the matters not mentioned in the contract, both parties can sign a supplementary agreement after negotiation which has the same legal force as the contract.

Article 14: The contract shall be in duplicate, and each party holds one copy with the same force and shall come into force at the date of signing and sealing.

Party A : Zhongshan WINHA Electronic Commerce Company Limited	Party B:
Legal Representative:
Signature date: _______________, 2016	Signature date: _________, 2016